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                                                                    Exhibit 10.3

                     SECURITY AGREEMENT (Pledged Collateral)

           In consideration of loans heretofore, now, or hereafter made to Curis Inc. (hereinafter called the "Pledgor") by Boston Private Bank & Trust Company (hereinafter called the "Bank"), and to secure payment of any liability or obligation of the Pledgor to the Bank, direct or indirect, primary or secondary, now existing or hereafter arising including, without limitation, obligations arising pursuant to a certain Loan Agreement dated June 14, 2002, as amended from time to time (the "Loan Agreement") and Pledgor's Secured Term Note in the principal amount of Four Million Six Hundred Ninety-Four Thousand Eight Hundred Four and 11/100ths ($4,694,804.11) Dollars, dated June 14, 2002 in which Bank is the holder (said liabilities and obligations hereby secured being hereinafter called "Obligations"), the Pledgor assigns, transfers and delivers to the Bank the collateral (to the extent of the principal balance of the Obligations) described on Exhibit A attached hereto and made a part hereof, together with any additions to or substitutions for said property and any and all proceeds of the same, all of which shall hereinafter be referred to as "Collateral". The Bank, upon the occurrence of an Event of Default hereunder, may transfer Collateral into its name or that of its nominee and may receive the income and any distribution thereon and hold the same as Collateral for the Obligations, or apply the same to any defaulted Obligation.

           Pledgor may not, without the Bank's prior written consent, withdraw any sums or other assets from the Collateral if the face amount or fair market value, as determined by Bank, of the remaining Collateral in the account referenced in Exhibit A attached hereto, in the aggregate would be less than the then outstanding principal balance of the Obligations. In addition, if at any time the face amount or fair market value at the time of such determination, as reported in any widely distributed standard price quotation or, in the absence of such a quotation, as reasonably determined by Bank of the certificates of deposit or other investment vehicles in the account referenced in Exhibit A attached hereto, as determined by Bank, is less than the then outstanding principal balance of the Obligations, Pledgor may be required by Bank, in Bank's discretion, to provide additional collateral to the Bank.

           The occurrence of an Event of Default under the Loan Agreement and the expiration of any applicable notice or cure periods shall constitute an "Event of Default" hereunder.

           Upon an Event of Default hereunder, and at any time or times thereafter, without any demand, except as may be required by applicable law, the Bank may sell or otherwise dispose of any or all of the Collateral and may exercise any and all rights and remedies accorded to it by Article 9 of the Massachusetts Uniform Commercial Code, as amended from time to time, or otherwise accorded by law, all as the Bank or any authorized person acting for it may determine.

           The Bank, at its option, after the occurrence of an Event of Default hereunder may, but shall have no obligation to do so, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral. The Bank shall have no duty as to collection or protection



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of any Collateral or any income or distribution thereon nor as to the preservation of any rights, including, without limitation, rights against prior parties, beyond safekeeping of the Collateral in accordance with the Bank's normal policies and procedures exercised in its good faith judgment.

           The Bank in its discretion, following an Event of Default hereunder, may apply any and all proceeds of the Collateral, however arising, and other amounts collected or received in the exercise of its rights hereunder to the Obligations, whether or not then due, and may exercise said rights, without regard to the existence of any other security for any Obligation.

           The Pledgor hereby waives notice of any and all advances, extensions or renewals, and of any default hereunder or as to any Obligation, as well as presentment, demand, notice, and protest as to any and all Obligations and also all Obligations of the Pledgor hereunder.

           No delay or omission by the Bank in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretions (all of which are hereinafter collectively referred to as the "Bank's rights and remedies") hereunder shall constitute a waiver thereof; and no waiver by the Bank of any default of the Pledgor hereunder shall operate as a waiver of any other default hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Agreement. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Pledgor at any time (whether before, during or after the effective date or term of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank's rights and remedies under this Agreement (nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Bank's rights and remedies under any such other agreement or transaction), but all of the Bank's rights and remedies not only under the provisions of this Agreement but also of any such other agreement or transaction shall be cumulative and not alternative or exclusive.

           If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

           This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and shall remain in full force and effect until payment of all Obligations of the Pledgor to the Bank or until terminated by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which the Bank already has a security interest or any Obligations incurred or rights accrued hereunder prior to the effective date of such notice of such termination. Notwithstanding any such termination, the Bank shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Bank prior to such termination.


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           This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in the Commonwealth of Massachusetts, and it and all transactions hereunder or pursuant hereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties hereunder and in all other respects by the domestic laws of the Commonwealth of Massachusetts.

           Witness our hands this 14th day of June, 2002.

WITNESS:                             CURIS, INC.



/s/ Brian T. Garrity                 By: /s/ Daniel R. Passeri
--------------------                     -------------------------
Brian T. Garrity                         Daniel R. Passeri, President and
                                         Chief Executive Officer

                                           Address:   61 Moulton Street
                                                      Cambridge, MA 02138-1118






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                                    EXHIBIT A

                                   COLLATERAL

           Curis, Inc. (Money Market) Account Number 3121152 at the Bank together with all additions thereto and substitutions thereof and all proceeds of the same.








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